                                                           Registration No. 333-

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               OLIN CORPORATION
            (Exact name of registrant as specified in its charter)

               Virginia                                    13-1872319
               --------                                    ----------
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

     501 Merritt 7, Norwalk, Connecticut                         06856
     -----------------------------------------------------------------
     (Address of Principal Executive Offices)                 (Zip Code)

                               OLIN CORPORATION
                         2000 LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

                              J. M. Jackson, Jr.
                                   Secretary
                               Olin Corporation
                                 501 Merritt 7
                          Norwalk, Connecticut  06851
                    (Name and address of agent for service)

                                 203-750-3126
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of securities     Amount to        Proposed maximum            Proposed maximum             Amount of
to be registered        be registered    offering price per share    aggregate offering price     registration fee
----------------        -------------    ------------------------    ------------------------     ----------------
Common Stock,
par value $1.00         2,250,000(1)     $16.6875(2)                 $37,546,875.00(2)            $9,913.00

Series A                (1)(3)           N/A(3)                      N/A(3)                       N/A(3)
Participating
Cumulative
Preferred Stock
Purchase Rights

__________________

1 Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such indefinite additional number of shares as may be issued as a result of stock dividends and stock splits or as the result of the anti-dilution provisions in the plan.
2 Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the New York Stock Exchange consolidated reporting system on April 24, 2000.
3 The rights are attached to the Common Stock pursuant to the Rights Agreement dated as of February 27, 1996, between Olin Corporation and Chemical Mellon Shareholder Services, L.L.C. The value attributable to the rights, if any, is reflected in the value of the Common Stock and the registration fee for the rights is included in the fee for the Common Stock.

                                    Part II

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

          The SEC allows us to incorporate by reference the information we file with them, which means:

          -    incorporated documents are considered part of the prospectus;

          - we can disclose important information to you by referring you to those documents; and

          - information that we file with the SEC will automatically update and supersede this incorporated information.

          We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) The description of the Common Stock, par value $1.00 per share, of the Company, contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1991; and

          (c) The description of the Series A Participating Cumulative Preferred Stock Purchase Rights of the Company, contained in the Company's Form 8-A dated February 21, 1996.

          We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

          - reports filed under Section 13(a) and (c) of the Securities Exchange Act of 1934;

          - definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

          - any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable; the class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

          The validity of the newly issued shares of Common Stock of the Company will be passed upon by J. M. Jackson, Vice President, General Counsel and Secretary. Mr. Jackson owns shares of the Company directly, and through various employee benefit plans and has options to purchase shares.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          The Virginia Stock Corporation Act permits indemnification of the Company's directors, officers and employees in a variety of circumstances. Under
Section 13.1-697 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation. In the case of criminal actions, directors, officers or employees will be indemnified if they had no reasonable cause to believe that their conduct was unlawful. The Act also provides mandatory indemnification in Section 13.1-698 for a director against expenses incurred in the successful defense of a proceeding. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation is permitted to grant further indemnity to its directors, officers and employees as may be authorized by the articles of incorporation or any bylaw unless those persons provided indemnity engaged in willful misconduct or a knowing violation of the criminal law. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been directors, officers or employees unless they engaged in willful misconduct or a knowing violation of the criminal law. The Company's Board of Directors or legal counsel make the determination of whether a director, officer or employee met the standard of conduct required for indemnification. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding unless that director or officer engaged in willful misconduct or a knowing violation of the criminal law or securities laws. The Company's By-laws contain a provision intended to eliminate such liability.

          Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under the Act.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8.   EXHIBITS
          --------

          The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9.   UNDERTAKINGS
          ------------

          The undersigned registrant hereby undertakes:

          (a) (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 "and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934" that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwalk, State of Connecticut, on the 27th day of April, 2000.

                                    OLIN CORPORATION

                                    By:/s/ J. M. Jackson, Jr.
                                       ----------------------------------
                                           J. M. Jackson, Jr.
                                           Title: Vice President, General
                                                  Counsel and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints J. M. Jackson and A. W. Ruggiero, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                           Title                                Date
          ---------                           -----                                ----

/s/ Donald W. Griffin             Chairman of the Board, President,              April 27, 2000
-----------------------------     Chief Executive Officer and Director
Donald W. Griffin                 (Principal Executive Officer)

 /s/ Anthony W. Ruggiero          Executive Vice President, Chief                April 27, 2000
-----------------------------     Financial Officer and Director
Anthony W. Ruggiero               (Principal Financial Officer)

/s/ Mitchell E. Daniels, Jr.
-----------------------------     Director                                       April 27, 2000
 Mitchell E. Daniels, Jr.

/s/ William W. Higgins
-----------------------------     Director                                       April 27, 2000
William W. Higgins

/s/ Randall W. Larrimore
-----------------------------     Director                                       April 27, 2000
Randall W. Larrimore

/s/ Stephen F. Page
-----------------------------     Director                                       April 27, 2000
Stephen F. Page

/s/ G. Jackson Ratcliffe, Jr.
-----------------------------     Director                                       April 27, 2000
G. Jackson Ratcliffe, Jr.

/s/ Richard M. Rompala
-----------------------------     Director                                       April 27, 2000
Richard M. Rompala

/s/ Mary E. Gallagher             Vice President and Controller                  April 27, 2000
-----------------------------     (Principal Accounting Officer)
Mary E. Gallagher

                                 EXHIBIT INDEX


[PRIVATE]
Exhibit
Number         Description of Documents
------         ------------------------

4.1 Restated Articles of Incorporation as amended effective May 8, 1997 (filed as Exhibit 3(a) to the Company's Form 10-Q for the fiscal quarter ended March 31, 1997 (SEC File No. 1-1070) and incorporated herein by reference).

4.2            By-laws as amended effective April 27, 2000.

4.3 Rights Agreement dated February 27, 1996, between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (filed as Exhibit 1 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070) and incorporated herein by reference).

4.4 Specimen Common Share certificate (filed as Exhibit 4(y) to the Company's Registration Statement on Form S-3 dated March 22, 1994 (SEC File No. 33-52771) and incorporated herein by reference).

4.5 Form of Rights certificate (filed as Exhibit 3 to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070) and incorporated herein by reference).

5              Opinion of Counsel.

23.1           Consent of Independent Auditor.

23.2           Consent of Counsel (included in Exhibit 5).

24             Power of Attorney (included on Signature Page of the Registration
               Statement).